Exhibit 24.1
POWER OF ATTORNEY
BE IT KNOWN that the undersigned, on behalf of the Pemex Project Funding Master Trust, a Delaware statutory trust (“Trust”), created pursuant to the terms of that certain Trust Agreement, dated as of November 10, 1998 (the “Trust Agreement”), as amended, among The Bank of New York Mellon, as Managing Trustee, BNY Mellon Trust of Delaware, as Delaware Trustee, and Petroleos Mexicanos (“Pemex”), as Sole Beneficiary, domiciled in Wilmington, Delaware, fully empowered for this purpose, do hereby grant to each of Esteban Levin Balcells, Chief Financial Officer of Pemex and Guadalupe Merino Bañuelos, Associate Managing Director of Finance of Pemex, acting individually, a full and sufficient power of attorney to execute and file, on behalf of the Trust, the registration statement on Form F-4 and related amendments thereto relating to the Trust’s U.S. $2,500,000,000 5.75% Guaranteed Notes due 2018, U.S. $501,000,000 6.625% Guaranteed Notes due 2035 and U.S. $500,000,000 6.625% Guaranteed Bonds due 2038, with the United States Securities and Exchange Commission and take all incidental or ancillary steps before the Commission, with power also to appoint a substitute hereunder, and again to revoke such substituted power.
Done and signed at The Bank of New York Mellon, 101 Barclay Street,
4E, New York, NY 10286, on this 21st day of July 2008.

PEMEX PROJECT FUNDING MASTER TRUST
By: The Bank of New York Mellon, not in its individual capacity but solely as Managing Trustee

By:	/s/ Bryan Lim

Name:	Bryan Lim
Title:	Vice President

STATE OF New York)
: ss.:
COUNTY OF New York)
On this 21st day of July, in the year 2008, before me personally came Bryan Lim to me known, who being by me duly sworn, did depose and say that he is the Vice President of The Bank of New York Mellon, the bank described in and which executed the foregoing instrument as Managing Trustee and on behalf of Pemex Project Funding Master Trust.

/s/ Vanessa Mack

Notary Public

Vanessa Mack
Notary Public, State of New York
No. 01MA6030711
Qualified in Kings County
Commission Expires September 20, 2009